Exhibit (a)(1)(iii)
U.S. OFFER TO PURCHASE FOR CASH
All Outstanding American Depositary Shares and
All Ordinary Shares, Warrants and ORNANEs held by U.S. Holders of
BUSINESS OBJECTS S.A.
(ADS CUSIP: 12328X107; ADS ISIN: US12328X1072;
Share CUSIP: F12338103; Share ISIN: FR0004026250;
ORNANE ISIN: FR0010470245)
Pursuant to the U.S. Offer to Purchase dated December 4, 2007 by
SAP FRANCE S.A.
a wholly owned subsidiary of
SAP AG

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY
TIME, ON JANUARY 15, 2008, UNLESS THE U.S. OFFER IS EXTENDED.

December 4, 2007

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by SAP France S.A. (“SAP France”), a société anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of SAP AG, an Aktiengesellschaft (stock corporation) organized under the laws of the Federal Republic of Germany, to act as Dealer Manager in connection with SAP France’s offer to purchase for cash: (a) each American depositary share (“ADS”) of Business Objects S.A. (“Business Objects”), a société anonyme organized under the laws of the Republic of France, for an amount in U.S. dollars equal to €42.00, (b) each Business Objects ordinary share (“Share”) for €42.00 (other than Business Objects ordinary shares represented by Business Objects ADSs), (c) each bond convertible or exchangeable into new or existing Shares (obligations remboursables en numéraire ou en actions nouvelles ou existantes, or “ORNANE”) for €50.65 and (d) each Business Objects warrant to acquire Shares (“Warrant”) for €12.01 per 2007 Warrant, €19.69 per 2006 Warrant, €18.87 per 2005 Warrant, €24.96 per 2004 Warrant, and €22.55 per 2003 Warrant, in each case upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase dated December 4, 2007 (the “U.S. Offer to Purchase”) and the related ADS Letter of Transmittal and Forms of Acceptance (which, as amended or supplemented from time to time, constitute the “U.S. Offer”). Shares, ADSs, ORNANEs and Warrants are collectively referred to as “Securities.” Terms used in this document to the extent not defined herein shall have the same meaning as in the U.S. Offer to Purchase.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Business Objects Securities. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The U.S. Offer to Purchase dated December 4, 2007.

2. The Share Form of Acceptance to be used by holders of Business Objects Shares to accept the U.S. Offer to tender Shares (to be provided to those of your clients who are U.S. holders for whose accounts you hold Shares).

3. The ORNANE Form of Acceptance to be used by holders of Business Objects ORNANEs to accept the U.S. Offer to tender ORNANEs (to be provided to those of your clients who are U.S. holders for whose accounts you hold ORNANEs).

4. The ADS Letter of Transmittal (to be provided to those of your clients for whose accounts you hold ADSs).

5. A form of letter to be sent to your clients for whose accounts you hold Business Objects Shares and/or ORNANEs, with space provided for obtaining such clients’ instructions with respect to the U.S. Offer.

6. A form of letter to be sent to your clients for whose accounts you hold Business Objects ADSs, with space provided for obtaining such clients’ instructions with respect to the U.S. Offer.

7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

We urge you to contact your clients as promptly as possible.

Please note the following:

1. The U.S. Offer is being made for all outstanding Business Objects ADSs and all Business Objects Shares, ORNANEs and Warrants held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act). SAP France will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Business Objects ADSs, Shares, Warrants and ORNANEs validly tendered and not withdrawn before the Expiration Date of the U.S. Offer. The term “Expiration Date” means 9:00 a.m., New York City time, on January 15, 2008 or, if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as so extended by SAP France, will expire.

2. The U.S. Offer is being made in conjunction with a concurrent offer in France (the “French Offer” and together with the U.S. Offer, the “Offers”). The French Offer is open to holders of Business Objects Shares, ORNANEs and Warrants who are located in France and to holders of Business Objects Shares, ORNANEs and Warrants who are located outside of France and the United States, if, pursuant to the local laws and regulations applicable to those holders, they are permitted to participate in the French Offer. If you have clients who are such holders eligible to participate in the French Offer, please contact Georgeson Inc., the Information Agent for the Offers, and they will forward you the applicable information regarding the French Offer. The U.S. Offer and the French Offer are being made on substantially the same terms except that the U.S. Offer will close three French trading days after the French Offer, and completion of the Offers is subject to the same condition that securities representing in the aggregate at least 50.01% of the total voting rights in Business Objects, calculated on a fully diluted basis, on the closing date of the U.S. Offer, shall have been validly tendered into the Offers and not properly withdrawn prior to the Expiration Date (the “Minimum Tender Condition”).

3. The U.S. Offer and withdrawal rights will expire on the Expiration Date, which will be 9:00 a.m., New York City time, on January 15, 2008, unless and until the time period for which the U.S. Offer is open is extended by SAP France, in accordance with the terms set forth in the U.S. Offer to Purchase. If SAP France extends the U.S. Offer, SAP France will inform The Bank of New York, the Receiving Agent for the U.S. Offer, of that fact and will make a public announcement of the extension, not later than 9:00 a.m. New York City time, on the business day after the day on which the U.S. Offer was scheduled to expire.

4. Payment for Business Objects Shares or ORNANEs tendered and accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the Receiving Agent of (a) a timely book-entry confirmation of a book-entry transfer of such Shares or ORNANEs into the Receiving Agent’s account at BNP Paribas pursuant to the procedures set forth in Section 3 of the U.S. Offer to Purchase, (b) a properly completed and duly executed Share Form of Acceptance or ORNANE Form of Acceptance, as applicable (or a manually executed copy thereof), and (c) any other documents required by the Share Form of Acceptance or the ORNANE Form of Acceptance, as applicable. Payment for Business Objects ADSs tendered and accepted for payment pursuant to the U.S. Offer will be made only after timely receipt by the Receiving Agent of (a) ADRs evidencing the tendered Business Objects ADSs or a timely book-entry confirmation of a book-entry transfer of such Business Objects ADSs into the Receiving Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in Section 3 of the U.S. Offer to Purchase, (b) a properly completed and duly executed ADS Letter of Transmittal (or a manually executed copy thereof), with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, as defined in Section 3 of the U.S. Offer to Purchase, and (c) any other documents required by the ADS Letter of Transmittal. Please note that notices of guaranteed delivery will NOT be accepted so you should plan accordingly.

5. Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), SAP France will accept for payment, and will pay for, all Securities validly tendered and not properly withdrawn prior to the Expiration Date promptly after the Expiration Date. If there is a subsequent offering period, all Securities tendered in the U.S. Offer during the subsequent offering period will be immediately accepted for payment and promptly paid for. If the Offers are not completed successfully, the Securities that have been tendered in the Offers will be returned to the tendering holders without interest or any other payment being due.

6. If you hold Shares or ORNANEs, in order to take advantage of the U.S. Offer, the appropriate Form of Acceptance (or facsimile thereof), properly completed and duly executed, and any other documents required by the Form of Acceptance must be sent to the Receiving Agent at its address set forth in the U.S. Offer to Purchase prior to the Expiration Date, and a book-entry confirmation must be received by the Receiving Agent prior to the Expiration Date.

7. If you hold ADSs, in order to take advantage of the U.S. Offer, the ADS Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message in connection with book-entry transfer of Business Objects ADSs, and any other documents required by the ADS Letter of Transmittal must be sent to the Receiving Agent at its address set forth in the U.S. Offer to Purchase prior to the Expiration Date, and either the ADRs for tendered Business Objects ADSs must be received by the Receiving Agent or such Business Objects ADSs must be tendered pursuant to the procedures for book-entry transfer described in the U.S. Offer to Purchase and a book-entry confirmation must be received by the Receiving Agent (including an Agent’s Message if the tendering holder has not delivered an ADS Letter of Transmittal) in each case prior to the Expiration Date.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON JANUARY 15, 2008, UNLESS THE U.S. OFFER IS EXTENDED. NO NOTICES OF GUARANTEED DELIVERY WILL BE ACCEPTED.

Any inquiries you have with respect to the U.S. Offer should be addressed to either the Dealer Manager or Georgeson Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back of this letter.

Requests for additional copies of the enclosed materials may be directed to the Information Agent.

Very truly yours,

Deutsche Bank Securities Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON TO BE THE AGENT OF SAP FRANCE, THE DEALER MANAGER, THE INFORMATION AGENT OR THE RECEIVING AGENT, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE U.S. OFFER NOT CONTAINED IN THE U.S. OFFER TO PURCHASE OR THE ADS LETTER OF TRANSMITTAL OR FORMS OF ACCEPTANCE.

The Information Agent for the U.S. Offer is:

Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038-3650
North America Toll Free Number: (866) 574-4069
Outside North America Collect: (212) 440-9800
European Toll Free Number: 00800 6570 6570
European Collect: +44 (0) 117 378 6015

The Dealer Manager for the U.S. Offer is:

Deutsche Bank Securities Inc.
Mailstop: 60W-42-093
60 Wall Street
New York, New York 10005
Call Toll Free: (877) 221-7676

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